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                                                                     Exhibit 5







                                                 October 8, 1996




Board of Directors
Diversifax, Inc.
39 Stringham Avenue
Valley Stream, New York 11580

Gentlemen:

    It is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of Diversifax, Inc. on Form S-3 will, when sold, be legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting part of such Registration Statement.


                                       Very truly yours,

                                       /s/ Breslow & Walker

                                       Breslow & Walker